UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-30598 Commission File Number	20-0539412 (I.R.S. Employer Identification No.)

333 CLAY STREET, SUITE 1100
HOUSTON, TEXAS 77002
(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 15, 2005, Whittier Energy Corporation (“Whittier”) entered into executive employment agreements with each of Bryce W. Rhodes, President and Chief Executive Officer, Daniel Silverman, Vice President and Chief Operating Officer, and Michael B. Young, Vice President, Chief Financial Officer, Treasurer, Controller and Assistant Secretary. The effective date of each executive employment agreement is June 1, 2005.

Each executive employment agreement provides for a two-year employment term that will renew automatically on June 1, 2006 and on each anniversary thereafter. The agreements provide for a base salary of $200,000 per year, beginning June 1, 2005, for each of the executives. Furthermore, in the event the executive is terminated by the Company without cause due to failure of the executive or the Company to meet performance standards established by Whittier’s board of directors, terminated by the executive with “good reason”, including a material change in the executive’s responsibilities, or terminated due to a change in control of Whittier, the executive is entitled to receive severance payments consisting of one year’s base salary, accrued but unpaid bonus awards and employee benefits for an additional year after termination, and the executive’s stock options will immediately vest.

Each executive employment agreement includes non-competition and non-solicitation provisions that survive the agreement for a period of two years.

Item 2.01  Completion of Acquisition or Disposition of Assets.

On June 15, 2005, we completed the acquisition of RIMCO Production Company, Inc., a privately held Delaware corporation (RIMCO), for approximately $56 million, including $55 million in cash and $1 million in assumed bank debt (the “Acquisition”).

The Acquisition was structured as a merger of RPC Acquisition Company, Inc., a Delaware corporation wholly owned by Whittier, into RIMCO Production Company, Inc. Upon closing of the Acquisition, Whittier became the sole owner of RIMCO. The existing shareholders of RIMCO received total consideration of approximately $55 million in cash, subject to certain adjustments, which are discussed below. Whittier will treat the Acquisition as a stock purchase for federal income tax purposes.

The merger agreement contains customary representations and warranties of the parties which relate to various aspects of the businesses, financial statements and other matters of the parties. The representations and warranties of RIMCO and Whittier survive the closing for a period of five months and there is a $2.125 million holdback amount that Whittier can draw under indemnification provisions in the agreement in the event of (i) a breach of representations or warranties, (ii) certain environmental defects, (iii) certain third party costs to cure title defects, and (iv) any breach or non-fulfillment of any covenant or agreement on the part of RIMCO. No recovery from the holdback can occur until claims totaling $250,000 have been made. After the deductible has been reached, the entire holdback is available for indemnification. No indemnification is available (a) in excess of the holdback or (b) for title defect claims first asserted after May 18, 2005.  The foregoing summary of the terms of the merger agreement is qualified in its entirety by reference to that agreement previously filed as exhibit 2.1 to Whittier’s quarterly report on Form 10-QSB filed on May 13, 2005.

Contemporaneously with the Acquisition and to fund a portion of the purchase price, we issued and sold 852,912 shares of Series A 8% Automatically Convertible Preferred Stock (the “Series A preferred stock”) for an aggregate offering amount of approximately $50 million, as more fully described in Item 3.02 below. We received approximately $46.9 million in net proceeds from the offering, in which Whittier Ventures, LLC and certain of our officers and directors participated. We also entered into a new $75 million revolving credit facility with an initial borrowing base of $30.5 million as more fully described in Item 2.03 below.

Prior to the Acquisition, our properties were concentrated in the South Texas and Gulf Coast regions. Through the Acquisition, approximately 95% of our proved reserves are now located in three principal areas—the Gulf Coast region, South Texas and the Permian Basin.  We acquired approximately 23.1 Bcf of proved reserves as of December 31, 2004, including 2 million barrels of oil and 11 Bcf of gas, with approximately 8.4 Mmcfe of daily production at closing.  Our significant properties are described by area in the following paragraphs.

Gulf Coast

South Louisiana/Alabama. Our two largest fields in the region are Beaver Dam Creek in St. Helena Parish, Louisiana and Big Escambia Creek in Escambia County, Alabama. Both fields are mature producing fields with established production rates that produce from approximately 14,000’. Our working interest in Beaver Dam Creek is

89% while our working interest in Big Escambia Creek averages approximately 15%. Our major producing fields in Louisiana include Coffee Bay in Lafourche Parish, Cut Off Field in Lafourche Parish and Kings Bayou in Cameron Parish. All three fields produce from approximately 12,000’ and we have between 25% and 87% interests in the fields.

Southeast Texas. The Esperson Dome/Ulrich area is a mature producing field that was redeveloped after a 3-D survey was shot in the mid-1990’s. Over 30 wells have been drilled under the redevelopment program, 22 of which were productive. Production occurs from the Cook Mountain (7,500’) and Yegua (11,000’) formations.  We own an average working interest in the field of approximately 20%.  In addition to our interest in the Esperson Dome/Ulrich area, we initiated and participated in a new, 60 square mile 3-D shoot that was completed in the first quarter of 2005.

South Texas

Our principal fields in the region are Tom East (Vicksburg) in Brooks County, Big Wells (San Miguel) in Dimmitt County and Bonnie View (Frio) in Refugio County. All three are mature producing fields with established production rates that produce from approximately 13,000’, 5000’ and 5,500’ respectively. Our working interest in Tom East is 14% while our working interest in Big Wells is 100%, and 71% in Bonnie View. Other major producing fields for this region include Scott & Hopper, Rincon and Tom Lyne. These three fields produce from 6,000’-10,000’. We are conducting an active drilling program in the region with one well drilled and completed in the first quarter of 2005. Wells in this area typically produce at initial rates of 1 Mmcfe per day, and we have working interests ranging from 42% to 98%. We also own non-operated interests in the Hamel and Club de Campo fields in Colorado and Hardin Counties, respectively.

Permian Basin

In this region, we have interests in three producing fields. Our principal fields in the region are Windham Field in Midland County, Texas and Langlie Mattix Field in Lea County, New Mexico. Both fields are mature producing fields with established production rates and shallow declines, and we have identified proved in-fill locations in both fields. The Windham Field was discovered and developed by RIMCO in the early 1990’s and produces from the Devonian and Penn formations at 11,000’ and 9,000’, respectively. We own an average working interest in the field of 53%. The Langlie Mattix Field is an established Seven Rivers waterflood unit with production from depths of 3,500’-4,000’ and we own a 75% working interest in the unit.

Information regarding Whittier’s and RIMCO’s historical reserve, production and capital expenditure data at December 31, 2004, and production data at March 31, 2005, is attached hereto as Exhibit 99.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Acquisition discussed in Item 2.01 above, on June 15, 2005 we entered into a $75 million revolving credit facility with BNP Paribas as the lead bank and administrative agent. The credit facility had an initial borrowing base of $30.5 million.  Whittier borrowed approximately $20 million from the credit facility to partially fund the Acquisition and to repay approximately $8.5 million and $1 million of bank debt held by Whittier and RIMCO, respectively. The borrowing base is subject to review and adjustment on a semi-annual basis. Amounts outstanding under the revolver will bear interest at specified margins over the London Interbank Offered Rate (“LIBOR”) of 1.50% to 2.25%. Such margins will fluctuate based on the utilization of the facility. Borrowings under the revolver are secured by first priority liens on substantially all of our assets, including equity interests in subsidiaries. We are subject to certain financial covenants pertaining to minimum working capital levels, minimum coverage of interest expenses, and a maximum leverage ratio. In addition, we are subject to covenants limiting dividends and other restricted payments, transactions with affiliates, incurrence of debt, changes of control, asset sales, and liens on properties. All amounts drawn under the revolver will mature in three years.

The foregoing summary of the terms of the revolving credit facility and the security interests and liens granted in connection therewith is qualified in its entirety by reference to the Senior Revolving Credit Facility and the Guarantee and Pledge Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 3.02  Unregistered Sales of Equity Securities.

In connection with the Acquisition discussed in Item 2.01 above, on June 15, 2005 we issued and sold 852,912 shares of Series A 8% Automatically Convertible Preferred Stock for approximately $50 million in gross proceeds. The placement agent received a cash fee of approximately $2.7 million in connection with the offering. The Series A preferred stock was offered and sold pursuant to the private placement exception from registration provided in Regulation D, Rule 506, under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Shares of the Series A preferred stock were offered and sold only to “accredited investors” as defined in Rule 501(a) of the Act with whom the placement agent had pre-existing relationships in reliance on applicable exemptions from registration provided under the Act.

Each share of Series A preferred stock may be converted at any time at the holder’s election into 30 shares of our common stock (or the equivalent of 10 shares upon completion of the reverse stock split described below) and will automatically convert into 10 shares of our common stock following the completion of (i) a one-for-three reverse stock split of our authorized and outstanding common stock and (ii) the listing of our common stock on the Nasdaq National Market. We submitted an application to list our common stock on the Nasdaq National Market on May 16, 2005 and we will effect the reverse split on or around July 1, 2005.  We expect the Series A preferred stock to automatically convert into common stock on or before December 31, 2005. If conversion has not occurred on or before December 31, 2005, holders of the Series A preferred stock are entitled to receive quarterly dividends accruing from the date of initial issuance at a rate of 8% per annum.

The foregoing summary of the terms of the Series A preferred stock is qualified in its entirety by reference to the Certificate of Designation of Series A 8% Automatically Convertible Preferred Stock of Whittier Energy Corporation attached hereto as Exhibit 4.1.

Pursuant to a related registration rights agreement by us for the benefit of the Series A preferred stockholders, we agreed to file with the U.S. Securities and Exchange Commission (“SEC”) on or before August 14, 2005 a registration statement for Friedman, Billings, Ramsey Group, Inc. and a registration statement for all other holders of Series A preferred stock covering resales of the shares of common stock issuable upon conversion of the Series A preferred stock and, if the Series A preferred stock has not automatically converted into common stock on or before December 31, 2005, covering resales of the Series A preferred stock. We agreed to cause each registration statement to be declared effective by the SEC as promptly as reasonably practicable after the initial filing date and to maintain the effectiveness of each registration statement for two years following its effective date. In the event the registration statements are not filed on or before August 14, 2005, or not declared effective on or before

December 31, 2005, the dividend rate payable on the Series A preferred stock will increase to 8.5% per annum, and if the Series A preferred stock has been converted into common stock, Whittier will make a quarterly payment of $0.03 per common share until filing is made or the registration statement has been declared effective, as applicable.

The foregoing summary of the terms of the registration rights agreement is qualified in its entirety by reference to the Registration Rights Agreement attached hereto as Exhibit 10.3.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Concurrent with the completion of the Acquisition, Daryl Pollock resigned as a director of Whittier and David A. Kilpatrick and Ray R. Seegmiller (collectively, the “New Directors”) were appointed by Whittier’s board of directors to fill two vacant board seats. At this time, neither of the New Directors has been appointed to a committee of Whittier’s board of directors.  Whittier will file an amendment to this Current Report on Form 8-K to report any such appointment within four business days after the information is determined or becomes available.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

We intend to file financial statements for the Acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report is required to be filed.

(b)  Pro Forma Financial Information.

We intend to file pro forma financial information for the Acquisition described in Item 2.01 above under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report is required to be filed.

(c)  Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated April 18, 2005 by and among Whittier Energy Corporation, RPC Acquisition Company, Inc. and RIMCO Production Company, Inc., incorporated by reference to Exhibit 2.1 of Whittier’s Quarterly Report Form 10-QSB filed on May 13, 2005.

4.1	Certificate of Designation of Series A 8% Automatically Convertible Preferred Stock of Whittier Energy Corporation.

10.1	Senior Revolving Credit Facility dated June 15, 2005, among Whittier Energy Corporation, as Borrower, and BNP Paribas, as Administrative Agent, and the lenders party thereto.

10.2	Guaranty and Pledge Agreement dated June 15, 2005, made by Whittier Energy Corporation and certain of its subsidiaries, as Obligors, in favor of BNP Paribas, as Administrative Agent.

10.3	Registration Rights Agreement dated June 15, 2005, between Whittier Energy Corporation and Friedman, Billings, Ramsey & Co., Inc.

99.1	Historical Reserve, Production and Capital Expenditure Data of Whittier Energy Corporation and RIMCO Production Company, Inc. at December 31, 2004, and Production Data at March 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: June 21, 2005	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated April 18, 2005 by and among Whittier Energy Corporation, RPC Acquisition Company, Inc. and RIMCO Production Company, Inc., incorporated by reference to Exhibit 2.1 of Whittier’s Quarterly Report Form 10-QSB filed on May 13, 2005.

4.1	Certificate of Designation of Series A 8% Automatically Convertible Preferred Stock of Whittier Energy Corporation.

10.1	Senior Revolving Credit Facility dated June 15, 2005, among Whittier Energy Corporation, as Borrower, and BNP Paribas, as Administrative Agent, and the lenders party thereto.

10.2	Guaranty and Pledge Agreement dated June 15, 2005, made by Whittier Energy Corporation and certain of its subsidiaries, as Obligors, in favor of BNP Paribas, as Administrative Agent.

10.3	Registration Rights Agreement dated June 15, 2005, between Whittier Energy Corporation and Friedman, Billings, Ramsey & Co., Inc.

99.1	Historical Reserve, Production and Capital Expenditure Data of Whittier Energy Corporation and RIMCO Production Company, Inc. at December 31, 2004, and Production Data at March 31, 2005.